SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 1, 2008

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2008, the Compensation Committee of the Board of Directors of Evolving Systems, Inc. (the “Company”) approved the 2008 Compensation Plans for Executive Officers and the Board of Directors.

(a)           2008 Compensation Plans for Executive Officers

Each of the Executive Officers is eligible to receive annual base salary and incentive compensation as a percentage of his or her base salary.  The Committee made no changes in base salaries of the Executive Officers.  Incentive compensation, as a percentage of base salary, was changed only for Mr. Dupper, the Company’s President and CEO, as follows:  Mr. Dupper’s incentive compensation, which was set at 100% of his base salary in 2007, was reduced to 75% of his base salary, with an additional $20,000 of incentive compensation payable if the Company achieves its annual revenue target for 2008.

Quarterly and annual incentive compensation will be paid only if the Company is compliant with its EBITDA banking covenant at the end of the applicable period and the Company achieves the quarterly revenue targets (in the case of quarterly incentive compensation) and annual EBITDA target (in the case of annual incentive compensation) established by the Board of Directors (collectively “Incentive Targets”).  Incentive compensation is payable in five (5) increments, based upon the Company’s achievement of Incentive Targets.  In the event the Company exceeds quarterly and/or annual Incentive Targets, additional incentive compensation may be paid, but cannot exceed 150% of an Executive Officer’s potential incentive compensation.

Each executive officer enters into an annual compensation agreement with the Company, in substantially the form attached as Exhibit 10.4.  These agreements were amended to comply with Internal Revenue Code Section 409A (see item (d) below).

Equity awards are made at the discretion of the Compensation Committee.

(b)           2008 Compensation Plan for the Board of Directors

Each Director will receive an annual retainer fee of $20,000.  The Chairman of the Board will receive an additional annual fee of $10,000 and the Chairman of the Audit Committee will receive an additional annual fee of $5,000.  Compensation is payable in equal quarterly increments following the end of each quarter.  Equity awards are made at the discretion of the Board of Directors following the annual meeting of stockholders (stock options) and in the fourth calendar quarter (restricted stock).

(c)           Consulting Agreement with Stephen K. Gartside, Jr.

Effective January 1, 2008, the Company entered into a consulting agreement with Stephen K. Gartside, Jr., the Company’s previous President and CEO and current Chairman of the Board.

Under the Agreement the Company will pay Mr. Gartside an annual fee of $20,000 for consulting services provided to the Company.  A copy of the agreement is attached as Exhibit 10.1.

(d)           Amendments to Agreements to Comply with Internal Revenue Code Section 409A

The Board of Directors approved amendments to the following agreements to comply with Internal Revenue Code Section 409A:  Indemnification Agreement (entered into with all Executive Officers and Directors); Change in Control Agreement (entered into with Executive Officers Dupper, Ervine, Moseley and Cochran); Executive Officer compensation agreements (entered into with Dupper, Ervine, Moseley and Cochran).  Copies of the amendments are attached as Exhibits 10.2, 10.3 and 10.4 respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2008.

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement entered into with Stephen K. Gartside, Jr.
10.2	Form of Amendment to Indemnification Agreement
10.3	Form of Change in Control Agreement
10.4	Form of Executive Officer 2008 Compensation Agreement